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                                                                   Exhibit 23(a)

                Consent of Independent Certified Public Accounts



Board of Directors
The Travelers Insurance Company



We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/s/KPMG LLP
Hartford, Connecticut
March 31, 2000